EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inter-Tel Incorporated 1997 Long-Term Incentive Plan of our report dated February 17, 2004 with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 10, 2004